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                                                                    EXHIBIT 2(a)


                     FIRST AMENDMENT TO THE AMENDED AND RESTATED
                             AGREEMENT AND PLAN OF MERGER

              FIRST AMENDMENT TO THE AMENDED AND RESTATWED AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1997 (the "Amendment"), among CTS Corporation, an Indiana corporation ("Parent"), CTS First Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), and Dynamics Corporation of America, a New York corporation (the "Company").

              WHEREAS, Parent, Sub and the Company have entered into the Amended and Restated Agreement and Plan of Merger, dated as of May 9, 1997 and amended and restated on July 17, 1997 (the "Merger Agreement"), which sets forth the terms and conditions upon which the Company will merge with and into Sub (the "Merger");

              WHEREAS, Parent, Sub and the Company desire that after the Effective Time of the Merger, the certificate of incorporation of Sub shall be amended to change the name of Sub to Dynamics Corporation of America; and

              WHEREAS, Parent, Sub and the Company desire to amend the Merger Agreement to make the change set forth below.

              NOW, THEREFORE, in consideration of the agreement herein set forth, the parties agree as follows:

              1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

              2. AMENDMENT TO SECTION 2.05 OF THE MERGER AGREEMENT. Subsection (a) of Section 2.05 is hereby amended and restated in its entirety to read as follows:

              "(a) The certificate of incorporation of Sub will be the certificate of incorporation of the Surviving Corporation, amended to change the name of the Surviving Corporation to `Dynamics Corporation of America', until thereafter changed or amended as provided therein or by Law."

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                   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                            CTS CORPORATION



                                            By: /s/ Joseph P. Walker
                                               --------------------------
                                                 Name: Joseph P. Walker
                                                 Title: Chairman of the Board,
                                                        President and Chief
                                                        Executive Officer


                                            CTS FIRST ACQUISITION CORP.


                                            By: /s/ Joseph P. Walker
                                               ---------------------------
                                                 Name:  Joseph P. Walker
                                                 Title: President


                                            DYNAMICS CORPORATION OF AMERICA



                                            By: /s/ Andrew Lozyniak
                                               ----------------------------
                                                 Name:  Andrew Lozyniak
                                                 Title: Chairman of the Board
                                                        And President




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